(4)(2)     Form of Common Stock Certificate

NUMBER       SHARES
____________      _____________

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ATTITUDE DRINKS INCORPORATED

Total Authorized Issue
100,000,000 Shares $.001 Par Value
Common Stock

THIS IS TO CERTIFY THAT________________________________________________ IS THE OWNER OF __________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

DATED:

__________________________                 __________________________
SECRETARY                      PRESIDENT